UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2021

American Water Works Company, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1 Water Street

Camden, NJ 08102-1658

(Address of principal executive offices, including zip code)

(856) 955-4001

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	AWK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Membership Interest Purchase Agreement for the Sale of Homeowner Services Group

On October 28, 2021, American Water Enterprises, LLC (“AWE”) and American Water (USA), LLC, direct and indirect wholly owned subsidiaries of American Water Works Company, Inc. (the “Company”), as sellers (collectively, the “Sellers”), American Water Resources, LLC (“AWR”), Pivotal Home Solutions, LLC (“Pivotal”), and American Water Resources Holdings, LLC, indirect wholly owned subsidiaries of the Company that, collectively and through wholly owned subsidiaries, own and operate the Company’s Homeowner Services Group (each, an “HOS Company” and, collectively, the “HOS Companies”), and, for specified limited purposes, the Company, entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Lakehouse Buyer Inc., an indirect, wholly owned subsidiary of funds advised by Apax Partners LLP (the “Buyer”), pursuant to which, among other things, the Sellers will sell, and the Buyer will purchase, 100% of the equity interests in the HOS Companies for aggregate estimated consideration of approximately $1.275 billion (the “Transaction”), as described in greater detail in the following paragraph (an estimated $1.0 billion net of tax). The HOS Companies provide warranty protection programs and other home services and have nearly 3 million customer contracts in 43 states and the District of Columbia. Apax Partners is a global private equity advisory firm.

The aggregate estimated pre-tax consideration described above to be paid by the Buyer to the Sellers under the Purchase Agreement in the Transaction is comprised of the following: (i) $480 million in cash payable by the Buyer to the Sellers upon closing of the Transaction (the “Closing”), subject to adjustments as set forth in the Purchase Agreement to be made at the Closing (the “Cash Payment”), including estimated Closing and final post-Closing adjustments with respect to the amount of the HOS Companies’ cash on hand, net working capital, indebtedness and transaction expenses, each as of the date of the Closing, and required withholdings by the Buyer for taxes; and (ii) a five-year secured seller promissory note, in the original principal amount of $720 million (the “Loan”), to be issued by the Buyer at the Closing and payable to AWE as provided by the terms and conditions of a Secured Seller Note Agreement (such promissory note and agreement, collectively, the “Seller Note”) to be executed at the Closing in substantially the form attached to the Purchase Agreement and as described in greater detail under “Secured Seller Note Agreement” included in response to Item 8.01 below. The Purchase Agreement also provides for a contingent cash payment of $75 million by the Buyer to the Sellers, due and payable within 45 days after the satisfaction of certain conditions (as set forth in the Purchase Agreement) by December 31, 2023. The structure of the Transaction enables the initial cash proceeds to be redeployed in the Company’s regulated water and wastewater businesses to fund near-term incremental capital investments, while interest on the Seller Note will provide a stream of earnings during its term.

The Purchase Agreement contains customary representations, warranties and covenants by the parties, including, among others, covenants by the Sellers (i) regarding the operation of the Homeowner Services Group in the ordinary course of business during the period between the execution of the Purchase Agreement and the Closing; (ii) to use commercially reasonably efforts to maintain and preserve intact the current organization, rights, businesses, goodwill, relationships and franchises of and used by the HOS Companies; and (iii) not to, and to cause the HOS Companies and their affiliates not to, directly or indirectly, solicit, encourage or enter into any negotiation, discussion or contract with any other person with respect to a disposition or sale of the HOS Companies.

The consummation of the Transaction is subject to certain customary closing conditions, including, among others, (a) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”); (b) the absence of any law, order, injunction or award restraining, enjoining or otherwise prohibiting the consummation of the Transaction; (c) the accuracy of each party’s representations and warranties contained in the Purchase Agreement (subject to certain materiality and/or “material adverse effect” qualifiers); and (d) each party’s performance and observance, in all material respects, of their respective covenants and agreements under the Purchase Agreement.

The Purchase Agreement includes certain termination rights for the Sellers and/or the Buyer, including if the Transaction is not consummated by December 27, 2021 (the “Closing End Date”). The Closing End Date is subject to extension by Sellers or the Buyer for up to an additional nine months if conditions related to (i) the existence of laws and orders restraining, prohibiting or otherwise enjoining the consummation of the Transaction or (ii) the expiration or termination of the applicable waiting period under the HSR Act, are the only remaining conditions that have not been satisfied and so long as the notifying party has been diligently pursuing the satisfaction of such remaining conditions. If the Purchase Agreement is terminated, no party will have any liability arising out of the Purchase Agreement to any of the other parties, except for liability or damages resulting from fraud (as defined in the Purchase Agreement) or a willful breach of a party’s representations, warranties, covenants or agreements in the Purchase Agreement prior to termination. In the event of the Buyer’s breach of the Purchase Agreement, the Purchase Agreement provides that the Buyer’s liability to the Sellers shall not exceed the Cash Payment. In addition, a representations and warranties insurance policy to be provided at the Closing shall be the sole and exclusive remedy of the Buyer for any breach of any representation or warranty or pre-Closing covenant or agreement by the Sellers or the HOS Companies, except in the case of fraud and certain limited matters (other than breaches of representations and warranties under the Purchase Agreement) arising out of the separation of the Homeowner Services Group from the Sellers’ business. In the case any such loss arises or results from fraud, the Buyer must first exhaust the retention under such insurance policy, and then seek recovery under and exhaust completely the coverage under such insurance policy, before seeking any recovery from the Sellers.

The foregoing summary of the terms and conditions of the Purchase Agreement is qualified in its entirety by reference to the full text thereof, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K.

Certain relationships between the Company or its affiliates, on the one hand, and the other parties to the Purchase Agreement, on the other hand, that may be entered into at or in connection with the Closing of the Transaction are described in response to Item 8.01 hereto and are incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On October 29, 2021, the Company issued a press release to announce that the Company, the Sellers and the HOS Companies entered into the Purchase Agreement referenced in Item 1.01 above. The Company also announced that it will hold a virtual Investor Day on Wednesday, November 3, 2021, at 9:00 a.m., Eastern Daylight Time. Topics to be discussed at this Investor Day include the Transaction, the Company’s results for the third quarter of 2021, the Company’s earnings guidance for 2021 and 2022, the Company’s long-term earnings and dividend growth plans, and its financing and capital investment plans. Information on how to access the virtual Investor Day presentation will be provided on the Company’s investor relations website, ir.amwater.com. A copy of this press release has been included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in response to this Item 7.01.

The information furnished in response to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

Certain of the parties to the Purchase Agreement described above (or their respective affiliates) have entered into, or agreed at the Closing to enter into, certain additional agreements. A brief summary of the terms of certain of these agreements is provided below.

Secured Seller Note Agreement

Pursuant to the Purchase Agreement, the Buyer and certain of its affiliates (individually or collectively, the “Borrower”) and AWE, as lender and a Seller under the Purchase Agreement (the “Lender”), are required, at Closing, to enter into the Secured Seller Note Agreement, in substantially the form attached to the Purchase Agreement. Pursuant to the Seller Note, the Borrower will be required to issue at the Closing a secured promissory note to repay or prepay to the Lender in cash all obligations under the Loan, including, without limitation, the outstanding aggregate principal and all accrued and unpaid interest thereon (including any applicable premium, interest, fees and other obligations). The Seller Note will bear interest at a rate of 7.00% per year until maturity, payable in cash semi-annually in arrears or upon the occurrence of any repayment or prepayment of the Loan. The Seller Note will mature, and all amounts and obligations due, payable and owing under the Seller Note shall be repaid in cash, on the fifth anniversary of the date of the Closing. Upon maturity, proceeds from the repayment of the Seller Note are expected to be used to fund capital investments in the Company’s regulated businesses.

Beginning on the 36th month anniversary of the Closing date, the Lender may require the Borrower to repay 100% of the outstanding principal amount of the Loan in full in cash, together with all accrued and unpaid interest and other obligations under the Seller Note (the “Lender Put Right”), without any premium or penalty (“at par”), except that, in the event of a disruption event in the broadly syndicated term loan “B” debt financing market, the Borrower will not be required to make any repayment pursuant to the Lender Put Right until the termination of such market disruption event. The Borrower will not be permitted to prepay the Loan prior to the earlier of (i) the date the Lender elects to exercise the Lender Put Right or (ii) the fourth anniversary of the date of the Closing (the “Non-Call Provision”). If the Borrower breaches the Non-Call Provision, an event of default will occur under the Seller Note and the Company may, among other remedies, demand repayment from Borrower of the Loan in full together with an applicable premium ranging from 105.5% to 107.5% of the aggregate outstanding principal amount of the Loan, together with a customary “make-whole” amount and accrued and unpaid interest and any other obligations owed. An optional prepayment by the Borrower that complies with the Non-Call Provision may be made at par. The Lender also may, in its sole discretion from time to time, require the Borrower to prepay the Loan at par in the event of certain circumstances, including permitted sales of the Borrower’s assets, the receipt of insurance proceeds due to a loss casualty or condemnation event incurred by the Borrower or the receipt of proceeds from an unpermitted incurrence of indebtedness by the Borrower.

The Seller Note will require that the payment obligations of the Buyer under the Seller Note be secured by a first priority security interest in certain assets of the Borrower and the HOS Companies, including their cash and securities accounts, as well as a pledge of the equity interests in each of the HOS Companies, subject to certain exceptions, including for permitted liens and permitted future indebtedness of the Borrower that may be secured by such assets on a senior basis (as to repayment) or on a pari passu basis (as to lien priority) with the security interests provided for under the Seller Note.

The Seller Note will require the Borrower to comply with certain affirmative and negative covenants until all principal of and interest on the Loan and all other obligations under the Seller Note have been paid in full in cash, but will not include any financial maintenance covenants. These covenants include, among others: (i) periodic financial, budgeting and compliance reporting of the Borrower; notices of default and litigation; and requirements as to the post-Closing operation of the HOS Companies’ business; and (ii) negative covenants related to (subject, in each case, to various conditions, limitations and exceptions): the incurrence of additional indebtedness by the Borrower that exceeds certain pro forma leverage ratios set forth in the Seller Note; the creation or existence of liens on the Borrower’s properties or assets; restrictive agreements prohibiting the Lender’s liens under the Seller Note and the making of dividends or distributions with respect to the Borrower’s capital stock; the making of restricted payments; the making of certain investments; fundamental changes and dispositions of the Borrower’s assets; sale and leaseback transactions; transactions with the Borrower’s affiliates; changes in organizational documents; and amendments of junior indebtedness.

The Seller Note will provide that an event of default under the Seller Note will occur upon, among other things: a breach by the Borrower of its obligations under the Seller Note, including a breach of the Non-Call Provision or a failure to make any payments when due; a default on the Borrower’s other indebtedness exceeding a specified threshold; a breach of certain of the Borrower’s covenants, and its representations and warranties in any material respect, under the Seller Note; certain bankruptcy or similar events with respect to the Borrower; the filing of final money judgments in excess of a threshold amount that remain unpaid for 60 days or more; certain material employee benefit plan events; a change of control involving the Borrower; and a repudiation by the Borrower of any loan document, security agreement or guarantee related to the Seller Note.

Revenue Share Agreement

The Company, the Sellers, the HOS Companies and the Buyer will enter into, at Closing, a Revenue Share Agreement (the “Revenue Share Agreement”), pursuant to which the Company will receive 10% of the revenue generated by the business of the applicable HOS Company after the Closing from customers who are currently billed for home warranty services through an applicable Company subsidiary (an “on-bill” arrangement), and 15% of the revenue generated from any future on-bill arrangements entered into after the Closing. Unless earlier terminated, the Revenue Share Agreement has a term of up to 15 years, which may be renewed for up to two five-year periods.

Common Interest and Cooperation Agreement

The Company, AWR and the Buyer will enter into, at Closing, a Common Interest and Cooperation Agreement (the “Cooperation Agreement”), in order to facilitate a common defense for, and to share information concerning, the previously reported federal grand jury investigation being conducted by the U.S. Attorney’s Office for the Eastern District of New York involving AWR’s operations and its contractor network in the New York City metropolitan area, and any legal or regulatory inquiries or proceedings related to or resulting from such investigation or the subject matter in the grand jury subpoena issued to AWR on April 2, 2021 in connection with such investigation relating to AWR’s business and operations in the State of New York (collectively, the “Covered Matters”). Under the terms of the Cooperation Agreement, the Company will, on behalf of AWR, defend any Covered Matter, using commercially reasonable efforts to resolve it on a reasonably expedient basis, and consult with the Buyer on such Covered Matter. Further, the Company will be required to obtain the prior written consent of the Buyer (which consent may not be unreasonably withheld, conditioned or delayed) before entering into any resolution of any Covered Matter that imposes non-monetary provisions or undertakings or any other terms for which there will be no indemnification under the Cooperation Agreement. In addition, for a period of 39 months after the date of the Closing, the Company will indemnify the Buyer for any monetary losses or out-of-pocket damages (as described in the Cooperation Agreement) incurred by the Buyer or certain of the HOS Companies to the extent directly arising in connection with, or directly resulting from, any Covered Matter.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits to this Current Report have been filed herewith (except as noted below):

Exhibit No.	Description

2.1*	Membership Interest Purchase Agreement, dated as of October 28, 2021, by and among the Buyer, each of the Sellers, each of the HOS Companies, and for the limited purposes set forth therein, the Company.

99.1**	Press Release, dated October 29, 2021, issued by the Company.

104	Cover Page Interactive Data File (the cover page XBRL tags are included and formatted as Inline XBRL).

*

Filed herewith. Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish the omitted schedules and exhibits to the U.S. Securities and Exchange Commission (the “SEC”) upon request.

**	Furnished herewith.

The Purchase Agreement filed as Exhibit 2.1 herewith has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company or the Buyer, or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement (i) were made by the parties thereto only for purposes of that agreement and as of specific dates; (ii) were made solely for the benefit of the parties to the Purchase Agreement; (iii) may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement (such disclosures include information that has been included in public disclosures, as well as additional non-public information); (iv) may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts; and (v) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or the Buyer, or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Purchase Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the reports and other documents that are filed by the Company with the SEC.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements included in this Current Report on Form 8-K are forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements can be identified by words with prospective meanings such as “intend,” “plan,” “estimate,” “believe,” “anticipate,” “expect,” “predict,” “project,” “propose,” “assume,” “forecast,” “outlook,” “future,” “pending,” “goal,” “objective,” “potential,” “continue,” “seek to,” “may,” “can,” “will,” “should” and “could,” or the negative of such terms or other variations or similar expressions. Forward-looking statements relate to, among other things (i) the Company’s ability to complete the Transaction on a timely basis or at all; (ii) the ability to satisfy closing and other covenants and conditions related to the Transaction, including the ability to obtain required regulatory approvals (including the expiration or termination of the applicable waiting period under the HSR Act) and obtaining other required consents and making all required closing deliveries; (iii) the accounting, financial and other impacts of the Transaction, including impacts on the Company’s current and short- and long-term expectations, guidance and plans with respect to its current and future debt and equity capital needs, capital expenditures, dividends, earnings (including earnings per share), growth, future regulatory outcomes, rate base growth, and other financial and operational plans; (iv) the ability to achieve the Company’s regulatory and other strategies, benefits, plans and goals related to the Transaction, including with respect to the redeployment of the net proceeds of the Transaction into the Company’s regulated water and wastewater businesses; (v) the Company’s ability to receive any contingent consideration provided for in the Purchase Agreement; (vi) the ability to receive amounts due, payable and owing from time to time under the Seller Note, including without limitation the Loan and all accrued and unpaid interest and other amounts thereunder, and the Revenue Share Agreement; and (vii) various other risks and uncertainties.

These forward-looking statements are predictions based on the Company’s current expectations and assumptions regarding future events. They are not guarantees or assurances of any outcomes, performance or achievements, and readers are cautioned not to place undue reliance upon them. The forward-looking statements are subject to a number of estimates and assumptions, and known and unknown risks, uncertainties and other factors, including obtaining regulatory and other third-party consents and approvals required to complete, and satisfying other conditions to the closing of, the Transaction (including all requirements under the HSR Act); the amount of proceeds to be received from the Transaction due to, among other things, Closing and post-Closing adjustments to the purchase price as provided in the Purchase Agreement and impacts and withholdings for taxes; the post-Closing operating and financial results of the HOS Companies; unexpected costs, liabilities or delays associated with the Transaction; regulatory, legislative, local or municipal actions affecting the home warranty services and the water and wastewater industries; and other economic, business and other factors. Actual results may differ materially from those discussed in the forward-looking statements included in this Current Report on Form 8-K as a result of the factors discussed in the Company’s Form 10-K for the year ended December 31, 2020, and in other filings with the SEC, and the additional risks, uncertainties, assumptions and limitations described herein. The foregoing factors should not be construed as exhaustive.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WATER WORKS COMPANY, INC.

Dated: October 29, 2021	By:	/s/ M. SUSAN HARDWICK
M. Susan Hardwick
Executive Vice President and Chief Financial Officer

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